UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2013, SmartHeat Inc., a Nevada Corporation (the “Company”) entered in an Equity Interest Purchase Agreement (the “Equity Interest Purchase Agreement”) as contemplated by the Proposal and approved by the Company’s Board. Under the terms of the Equity Interest Purchase Agreement, the buyers have agreed to purchase 40% of the Company’s equity interests in the following PHE segment subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”). The purchase price is RMB 5,000,000, to be paid on or before December 31, 2013. The Company retains an option to repurchase the equity interests of the Target Companies from the buyers at a purchase price of RMB 5,600,000 which terminates on February 28, 2014.  In the event the Company does not exercise its option to repurchase the equity interest, the buyers shall have the option to purchase an additional 40% equity interest in the Target Companies for an additional purchase price of RMB 6,000,000. In the event the buyers exercise their option to purchase the additional 40% equity interest, the Company will seek the approval of its shareholders prior to completing the sale. In the event such approval is not obtained, the buyers may terminate the Equity Interest Purchase Agreement. Should the buyers exercise their option to purchase the additional 40% equity interest, and the Company’s shareholders approve the sale, the Company has the option to require the Buyers to purchase the remaining 20% equity interest for a purchase price of RMB 2,500,000.

The buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

The Company may terminate the Equity Interest Purchase Agreement at any time for a break-up fee of RMB 600,000. The Company presently intends to seek competing bids to the Equity Purchase Agreement with the plan of having a definitive restructuring completed no later than the end of the first quarter of 2014.  There is no assurance that any competing bid may be found or that a definitive agreement will be negotiated with such party.

The foregoing description of the Equity Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Interest Purchase Agreement, a copy of which is attached as Exhibit 10.18 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.18 Equity Interest Purchase Agreement by and between SmartHeat Inc. and the Buyers, dated October 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	October 11, 2013	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President